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                                                                    EXHIBIT 99.3
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                                                                   Press Release
McLeodUSA Announces Proposed
Secondary Offering of Class A Common Stock

Cedar Rapids, Iowa--April 14, 1999--McLeodUSA Incorporated (NASDAQ/NMS:MCLD), announced today its plans to file a registration statement with the Securities and Exchange Commission in connection with a proposed underwritten secondary offering of up to nine million shares of its Class A common stock by several stockholders.

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offering of these securities will be made only by means of a prospectus.

          CONTACT:  McLeodUSA Incorporated
                    Press & Investor Contact:  Bryce Nemitz
                    (319) 790-7800
                    http://www.mcleodusa.com